Exhibit 99.1

VERB Appoints Mitch Bledsoe as Chief Information Officer and Julie Holdren as Chief Product Officer

Seasoned executives with over 45 years of combined experience to strengthen VERB senior management team

NEWPORT BEACH, Calif. and SALT LAKE CITY, October 13, 2020 (GLOBE NEWSWIRE) — VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM and marketing applications for entrepreneurs and enterprises, today announced the appointments of Mitch Bledsoe as Chief Information Officer and Julie Holdren as Chief Product Officer. The new executives will be instrumental in driving the Company’s product solutions and scaling its global information technology (IT) infrastructure.

Mr. Bledsoe joins VERB with decades of leadership under his belt, including nearly 20 years of strategic IT senior leadership experience across the high tech, financial services, advertising and retail industries. He has served as vice president at ALLDATA, Assurant, iHeartMedia and First American Corporation, leading multiple domestic and international teams through successful large-scale product development efforts, legacy modernizations, corporate applications, and the buildout and maintenance of IT infrastructure.

Ms. Holdren brings to the team 25 years in executive-level operations and product management positions within multiple technology companies. She was recognized as SmartCEO magazine’s top CPO for executive management. Ms. Holdren has testified before the U.S. Senate on technology workforce issues and has also served on the White House Millennium Council and Boards of Directors of the Girl Scouts of the Nation’s Capital, the Alexandria, Virginia Chamber of Commerce, and the Greater Washington Board of Trade. Ms. Holdren holds a Bachelor of Science degree in Computer Science from George Mason University, where she has been named Alumnus of the Year and received the Outstanding Engineering Entrepreneurial award from the School of Engineering.

“We are thrilled to welcome Mitch and Julie to the VERB team,” said VERB CEO Rory J. Cutaia. “I’ve talked about our hyper-growth initiatives as well as our ongoing efforts to ensure that our infrastructure can accommodate that growth. The addition of Mitch and Julie will provide the depth of knowledge, skill and experience we need to accomplish both and I’m thrilled that they’ve been able to hit the ground running. I’ve got great expectations for our team and am excited for what we are planning to deliver for our shareholders.”

About VERB

VERB Technology Company, Inc. (Nasdaq: VERB) transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and comprises a suite of sales enablement business software products offered on a subscription basis. Its software applications are available in over 60 countries and in more than 48 languages to large enterprise and small business sales teams that need affordable, easy-to-use, and quick-to-get-results sales tools. Available in both mobile and desktop versions, the applications are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM (Customer Relationship Management application), verbLEARN (Learning Management System application), and verbLIVE (Interactive Livestream eCommerce and Video Webinar application). The Company has offices in California and Utah. For more information, please visit: www.verb.tech.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectation that the new executives will be instrumental in driving the Company’s product solutions and scaling its global IT infrastructure; our expectation that the new executives will provide the depth of knowledge, skill and experience we need to accomplish our hyper-growth initiatives as well as our ongoing efforts to ensure that our infrastructure can accommodate that growth; and our expectations for what the Company is planning to deliver for its shareholders. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our ability to successfully integrate SoloFire’s operations with our current operations; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products, including verbLIVE; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions, including the SoloFire acquisition; fluctuations in our quarterly results of operations and other operating measures; increasing competition; general economic, market and business conditions; and the risks described in the filings that we make with the Securities and Exchange Commission (“SEC”) from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on May 14, 2020, as amended by Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K, which was filed with the SEC on June 4, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on August 14, 2020, and which should be read in conjunction with our financial results and forward-looking statements contained therein. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929
investors@verb.tech

Media Contact:

855.250.2300, ext.107
info@verb.tech